Exhibit 99.1


            Actuant Announces Record Third Quarter Results
                   and Provides Fiscal 2008 Outlook


    MILWAUKEE--(BUSINESS WIRE)--June 19, 2007--Actuant Corporation (NYSE: ATU) today announced results for its third quarter ended May 31, 2007. Including restructuring charges, third quarter fiscal 2007 net earnings and diluted earnings per share ("EPS") were $29.6 million and $0.95, respectively, compared to prior year net earnings and EPS of $26.8 million and $0.86, respectively. Fiscal 2007 third quarter results include a $0.4 million ($0.01 per diluted share) charge covering a portion of the Company's previously announced restructuring of its European Electrical business. Fiscal 2006 third quarter results include a $2.6 million ($0.08 per diluted share) one-time tax benefit. Excluding the restructuring charge and prior year tax benefit, third quarter EPS increased 23% year-over-year from $0.78 to $0.96 (see attached reconciliation of earnings).

    Third Quarter 2007 Highlights

    -- 23% improvement in EPS, excluding restructuring and prior year tax benefit, representing largest quarterly EPS growth of the year.

    -- Record sales of $385 million, a 22% increase over the prior year.

    -- Strong cash flow resulting in third quarter net debt reduction of $88 million. Year-to-date free cash flow of $98 million, a 138% conversion of net income.

    -- Sequential and year-over-year operating profit and EBITDA margin improvement.

    -- Completed acquisition of T.T. Fijnmechanica B.V. ("TTF"), broadening the Industrial Segment product offering.

    --  Announced $250 million Senior Notes offering (completed June
        12th).

    Robert Arzbaecher, President and CEO of Actuant commented, "We are pleased with our performance in the third quarter which added to our track record of consistent, profitable growth. With the exception of the expected year-over-year sales decline in the Actuation Systems segment, we saw continued core sales growth in our other three segments. These results reinforce the benefits of Actuant's customer, market and geographic diversification. In addition, acquisitions contributed $42 million or 13% of the sales improvement in the third quarter and highlight the success of adding to growth opportunities in our existing businesses via acquisitions."

    Consolidated Results

    Third quarter sales increased 22% to $385 million from $317 million in the prior year, reflecting the combination of core growth, business acquisitions and the weaker US dollar. Excluding the impact of foreign currency rate changes (5%) and acquisitions (13%), core sales growth was 4%. The Industrial Segment once again generated double digit core sales growth while the Actuation Systems Segment reported a year-over-year sales decline due to prior year convertible top launches and the North American heavy duty truck pre-buy.

    The third quarter operating margin was 13.7%, excluding restructuring charges, an increase of 20 basis points versus the prior year resulting from improvements in both gross profit margin and selling, administrative and engineering spending, partially offset by higher acquisition related amortization expense. These improvements reflect the Company's strategic sourcing and Lean Enterprise Across Discipline (LEAD) activities.

    Sales for the nine months ended May 31, 2007 were $1.069 billion, or 22% higher than the $877 million in the comparable prior year period. Excluding the impact of foreign currency rate changes and sales from acquired businesses, core sales increased 7%.

    Earnings for the nine months ended May 31, 2007, excluding the restructuring charge, rose 19% to $77.1 million, or $2.48 per diluted share, compared to $64.8 million, or $2.11 for the comparable prior year period (excluding the tax benefit). Year-to-date fiscal 2007 results include $0.10 per diluted share of European Electrical restructuring charges while fiscal 2006 included an $0.08 favorable tax adjustment (see attached reconciliation of earnings).

Segment Results
---------------------------

Industrial Segment
(US $ in millions)

                            Three Months Ended     Nine Months Ended
                                  May 31,               May 31,
                           --------------------- ---------------------
                             2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
Sales                         $112.8      $83.1     $307.1     $227.9
Operating Profit               $33.0      $21.3      $85.7      $58.1
Operating Profit %              29.3%      25.6%      27.9%      25.5%


    Third quarter fiscal 2007 Industrial Segment sales increased 36% to $113 million, resulting from increased demand, the weaker US dollar and sales from acquired businesses. Excluding currency translation and sales from acquired businesses, Industrial Segment sales increased approximately 15% from the comparable prior year period, driven by continued strong demand in both the high-force hydraulic tool and joint integrity product lines. Third quarter operating profit margins expanded 370 basis points to 29.3% due primarily to the benefit of higher volume and operating efficiencies.


Electrical Segment
(US $ in millions)

                            Three Months Ended     Nine Months Ended
                                  May 31,               May 31,
                           --------------------- ---------------------
                             2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
Sales                         $127.7     $109.4     $373.3     $320.6
Operating Profit (1)           $10.3      $11.2      $29.2      $32.1
Operating Profit %               8.1%      10.2%       7.8%      10.0%

(1) Operating profit excludes European Electrical restructuring charges of $0.4 million and $4.3 million for the three and nine months ended May 31, 2007, respectively.

    Fiscal 2007 third quarter Electrical Segment sales increased 17% to $128 million, reflecting 3% core sales growth, favorable foreign currency exchange rate changes and the August 2006 acquisition of Actown. The Electrical Segment operating profit margin declined from 10.2% in the third quarter of fiscal 2006 to 8.1% in fiscal 2007, excluding restructuring charges, primarily due to restructuring related inefficiencies in the European Electrical operations, product buyback and reset costs and unfavorable sales and acquisition mix. The Company expects to substantially complete the previously announced restructuring of its European Electrical operations by the end of calendar 2007.

Actuation Systems Segment
(US $ in millions)

                            Three Months Ended     Nine Months Ended
                                  May 31,               May 31,
                           --------------------- ---------------------
                             2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
Sales                         $111.8     $109.1     $315.1     $285.6
Operating Profit               $11.0      $12.2      $27.6      $31.5
Operating Profit %               9.8%      11.2%       8.7%      11.0%

    Actuation Systems third quarter fiscal 2007 sales increased 2% to $112 million. Core sales declined 2% in the quarter as increased demand in the recreational vehicle ("RV") and European truck markets was more than offset by declines in both the automotive and North American truck markets. Automotive sales in the third fiscal quarter of last year were over 50% higher than the previous year quarter due to several new convertible top platform launches. The decline in North America truck was anticipated due to the impact of emissions regulation changes. Operating profit margins declined year-over-year due primarily to unfavorable sales mix; however, they improved sequentially reflecting the benefit of profit improvement actions.

Engineered Products Segment
(US $ in millions)

                            Three Months Ended     Nine Months Ended
                                  May 31,               May 31,
                           --------------------- ---------------------
                             2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
Sales                          $32.9      $15.0      $73.6      $42.5
Operating Profit                $4.3       $2.1       $9.6       $5.7
Operating Profit %              13.1%      14.3%      13.0%      13.4%


    Fiscal 2007 third quarter Engineered Products Segment sales more than doubled to $32.9 million reflecting both 5% core sales growth and the acquisition of Maxima in December 2006. Operating profit increased to $4.3 million from $2.1 million while margins declined 120 basis points.

    Financial Position

    Quarter-end net debt (total debt of $555 million less $74 million of cash) was $481 million, a decrease of $88 million from the beginning of the quarter. Actuant's free cash flow in the quarter was approximately $92 million driven by strong earnings conversion, improved working capital management and the timing of certain cash payments. Approximately $23 million of cash was used in business acquisitions which nearly offset the $20 million increase in accounts receivable securitization proceeds in the quarter.

    Outlook

    The Company updated its fiscal year 2007 guidance to reflect both the TTF acquisition and third quarter results. Full year fiscal 2007 EPS is expected to be in the range of $3.38-3.43 (excluding European Electrical restructuring charges) on sales of $1.430-1.440 billion. Fourth quarter EPS (excluding restructuring charges) is projected to be in the $0.90-0.95 range.

    Actuant also provided its preliminary outlook for fiscal 2008, which reflects the continued execution of its dual strategy of organic growth and tuck-in business acquisitions. The company is targeting approximately 10-15% EPS growth (excluding future acquisitions), above the mid-point of its fiscal 2007 EPS guidance. Diluted EPS is projected to be in the $3.70-3.90 range, excluding European Electrical restructuring charges. The Company currently anticipates that next year's sales will be in the $1.530-1.550 billion range, an increase of 6-8% over fiscal 2007.

    Arzbaecher commented, "We are very pleased with the way fiscal 2007 has developed and expect 2008 to follow a similar pattern. Our 2007 EPS guidance from last June anticipated 9-14% growth because, similar to our preliminary 2008 guidance, it didn't include the benefit of future acquisitions. As a result of acquisitions and base business performance, fiscal 2007 EPS is currently forecasted to grow 17-18% above the prior year. We are excited about the prospects for the upcoming year. There are growth opportunities in all our segments and the pipeline for additional acquisitions remains very active. Our focus on LEAD, including Asian sourcing, will continue to drive margin enhancement opportunities. We expect continued strong performance in 2008."

    Conference Call Information

    An investor conference call is scheduled for 10am CDT today, June 19, 2007. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

    About Actuant

    Actuant, headquartered in Butler, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to over $1.3 billion and its market capitalization from $113 million to over $1.3 billion. The Company employs a workforce of more than 6,700 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's website at www.actuant.com.

    (tables follow)


                         Actuant Corporation
                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)
                             (Unaudited)

                                                 May 31,   August 31,
                                                  2007        2006
                                               ----------- -----------

ASSETS
Current assets
  Cash and cash equivalents                       $73,703     $25,659
  Accounts receivable, net                        188,623     171,262
  Inventories, net                                194,506     165,760
  Deferred income taxes                            22,398      18,796
  Other current assets                             12,572       9,448
                                               ----------- -----------
    Total current assets                          491,802     390,925

Property, plant and equipment, net                116,710      94,544
Goodwill                                          583,775     505,428
Other intangible assets, net                      250,435     210,899
Other long-term assets                             10,524      11,579
                                               ----------- -----------

    Total assets                               $1,453,246  $1,213,375
                                               =========== ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                                $-          $-
  Trade accounts payable                          154,765     122,164
  Accrued compensation and benefits                47,288      43,983
  Income taxes payable                             28,471      21,852
  Current maturities of long-term debt                216      18,896
  Other current liabilities                        67,586      57,499
                                               ----------- -----------
    Total current liabilities                     298,326     264,394

Long-term debt, less current maturities           554,970     461,356
Deferred income taxes                              86,914      70,184
Pension and postretirement benefit accruals        36,726      36,606
Other long-term liabilities                        22,755      17,870

Shareholders' equity
  Capital stock                                     5,484       5,460
  Additional paid-in capital                     (350,987)   (360,353)
  Accumulated other comprehensive income (loss)     3,030      (4,581)
  Stock held in trust                              (1,689)     (1,355)
  Deferred compensation liability                   1,689       1,355
  Retained earnings                               796,028     722,439
                                               ----------- -----------
    Total shareholders' equity                    453,555     362,965
                                               ----------- -----------

Total liabilities and shareholders' equity     $1,453,246  $1,213,375
                                               =========== ===========


                         Actuant Corporation
            Condensed Consolidated Statements of Earnings
           (Dollars in thousands except per share amounts)
                             (Unaudited)


                           Three Months Ended     Nine Months Ended
                                May 31,                May 31,
                         ---------------------- ----------------------
                            2007       2006        2007       2006
                         ---------------------- ----------------------

Net sales                  $385,090   $316,662  $1,069,093   $876,557
Cost of products sold       255,505    210,767     716,218    580,123
                         ---------------------- ----------------------
  Gross profit              129,585    105,895     352,875    296,434

Selling, administrative
 and engineering expenses    73,772     61,171     207,836    175,086
Restructuring charge            434          -       4,319          -
Amortization of
 intangible assets            2,906      1,884       7,819      5,443
                         ---------------------- ----------------------
  Operating profit           52,473     42,840     132,901    115,905

Financing costs, net          9,076      6,785      24,185     18,936
Other expense, net              660        659       1,632      1,682
                         ---------------------- ----------------------
  Earnings from
   operations before
   income tax expense and
   minority interest         42,737     35,396     107,084     95,287

Income tax expense           13,146      8,636      33,480     28,015
Minority interest, net of
 income taxes                    11        (27)          3        (81)
                         ---------------------- ----------------------

Net earnings                $29,580    $26,787     $73,601    $67,353
                         ====================== ======================


Earnings per share
  Basic                       $1.08      $0.99       $2.69      $2.49
  Diluted                      0.95       0.86        2.38       2.19

Weighted average common
 shares outstanding
  Basic                      27,342     27,150      27,323     27,091
  Diluted                    31,811     31,717      31,753     31,591


                         Actuant Corporation
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                            Three Months Ended     Nine Months Ended
                                  May 31,               May 31,
                           --------------------- ---------------------
                             2007       2006       2007       2006
                           ---------- ---------- ---------- ----------

Operating Activities
Net earnings                 $29,580    $26,787    $73,601    $67,353
Adjustments to reconcile
 net earnings to net cash
 provided by operating
 activities:
  Depreciation and
   amortization                9,165      6,681     25,886     19,923
  Other non-cash items         1,387        194      1,748      3,660
  Changes in operating
   assets and liabilities,
   excluding the effects
   of the business
   acquisitions:
    Accounts receivable        1,578     (5,724)    (8,552)   (22,375)
    Increase in AR
     securitization
     program                  20,236      3,808     14,121      4,250
    Inventories               (1,151)    (2,885)    (8,971)    (8,198)
    Prepaid expenses and
     other assets               (610)      (497)    (1,921)    (1,727)
    Trade accounts payable    34,404     15,509     19,196     18,022
    Income taxes payable       8,211      4,181      4,441      5,831
    Other accrued
     liabilities              15,260      6,822      9,869      3,138
                           ---------- ---------- ---------- ----------
Net cash provided by
 operating activities        118,060     54,876    129,418     89,877

Investing Activities
Proceeds from sale of
 property, plant and
 equipment                     1,330        474      4,119        589
Capital expenditures          (7,757)    (5,566)   (20,494)   (15,465)
Cash paid for business
 acquisitions, net of cash
 acquired                    (22,535)   (95,539)  (132,594)  (104,876)
                           ---------- ---------- ---------- ----------
Net cash used in investing
 activities                  (28,962)  (100,631)  (148,969)  (119,752)

Financing Activities
Net borrowings
 (repayments) on revolving
 credit facilities and
 short-term borrowings       (36,364)    51,566    (80,355)    36,481
Proceeds from term loans           -          -    155,737          -
Principal repayments on
 term loans                   (4,608)         -     (7,077)         -
Cash dividend                      -          -     (2,187)    (2,165)
Stock option exercises and
 other                           328      2,003        335      4,140
                           ---------- ---------- ---------- ----------
Net cash provided by (used
 in) financing activities    (40,644)    53,569     66,453     38,456

Effect of exchange rate
 changes on cash                 398        419      1,142        275
                           ---------- ---------- ---------- ----------
Net increase in cash and
 cash equivalents             48,852      8,233     48,044      8,856
Cash and cash equivalents
 - beginning of period        24,851     10,979     25,659     10,356
                           ---------- ---------- ---------- ----------
Cash and cash equivalents
 - end of period             $73,703    $19,212    $73,703    $19,212
                           ========== ========== ========== ==========


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
  (Dollars in thousands)


                                        FISCAL 2006
                      -----------------------------------------------
                         Q1       Q2       Q3       Q4       TOTAL
                      -----------------------------------------------
SALES
  INDUSTRIAL SEGMENT   $75,846  $68,907  $83,131  $96,804   $324,688
  ELECTRICAL SEGMENT   105,460  105,670  109,449  111,907    432,486
  ACTUATION SYSTEMS
   SEGMENT              88,678   87,779  109,099  100,687    386,243
  ENGINEERED PRODUCTS
   SEGMENT              13,892   13,663   14,983   15,203     57,741
                      -----------------------------------------------
    TOTAL             $283,876 $276,019 $316,662 $324,601 $1,201,158
                      ===============================================

% SALES GROWTH
  INDUSTRIAL SEGMENT        81%      51%      44%      33%        49%
  ELECTRICAL SEGMENT        50%      14%       9%      11%        19%
  ACTUATION SYSTEMS
   SEGMENT                   9%       1%       9%      23%        10%
  ENGINEERED PRODUCTS
   SEGMENT                 149%      41%      15%      16%        40%
    TOTAL                   42%      17%      17%      20%        23%

OPERATING PROFIT
  INDUSTRIAL SEGMENT   $20,201  $16,595  $21,307  $27,408    $85,511
  ELECTRICAL SEGMENT    10,215   10,760   11,172    9,583     41,730
  ACTUATION SYSTEMS
   SEGMENT              10,034    9,297   12,203    8,846     40,380
  ENGINEERED PRODUCTS
   SEGMENT               1,728    1,834    2,139    2,020      7,721
  CORPORATE / GENERAL   (3,967)  (3,632)  (3,981)  (4,787)   (16,367)
                      -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $38,211  $34,854  $42,840  $43,070   $158,975
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                    -        -        -   (4,910)    (4,910)
                      -----------------------------------------------
    TOTAL              $38,211  $34,854  $42,840  $38,160   $154,065
                      ===============================================

OPERATING PROFIT %
  INDUSTRIAL SEGMENT      26.6%    24.1%    25.6%    28.3%      26.3%
  ELECTRICAL SEGMENT       9.7%    10.2%    10.2%     8.6%       9.6%
  ACTUATION SYSTEMS
   SEGMENT                11.3%    10.6%    11.2%     8.8%      10.5%
  ENGINEERED PRODUCTS
   SEGMENT                12.4%    13.4%    14.3%    13.3%      13.4%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE               13.5%    12.6%    13.5%    13.3%      13.2%

EBITDA
  INDUSTRIAL SEGMENT   $21,626  $18,050  $22,752  $29,644    $92,072
  ELECTRICAL SEGMENT    11,904   12,818   12,643   11,496     48,861
  ACTUATION SYSTEMS
   SEGMENT              12,063   11,823   14,913   11,555     50,354
  ENGINEERED PRODUCTS
   SEGMENT               2,042    2,145    2,435    2,324      8,946
  CORPORATE / GENERAL   (3,601)  (3,586)  (3,881)  (4,487)   (15,555)
                      -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $44,034  $41,250  $48,862  $50,532   $184,678
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                    -        -        -   (4,910)    (4,910)
                      -----------------------------------------------
    TOTAL              $44,034  $41,250  $48,862  $45,622   $179,768
                      ===============================================

EBITDA %
  INDUSTRIAL SEGMENT      28.5%    26.2%    27.4%    30.6%      28.4%
  ELECTRICAL SEGMENT      11.3%    12.1%    11.6%    10.3%      11.3%
  ACTUATION SYSTEMS
   SEGMENT                13.6%    13.5%    13.7%    11.5%      13.0%
  ENGINEERED PRODUCTS
   SEGMENT                14.7%    15.7%    16.3%    15.3%      15.5%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE               15.5%    14.9%    15.4%    15.6%      15.4%


                                        FISCAL 2007
                      -----------------------------------------------
                         Q1       Q2       Q3       Q4       TOTAL
                      -----------------------------------------------
SALES
  INDUSTRIAL SEGMENT  $100,867  $93,487 $112,760            $307,114
  ELECTRICAL SEGMENT   122,017  123,599  127,653             373,269
  ACTUATION SYSTEMS
   SEGMENT             105,654   97,656  111,768             315,078
  ENGINEERED PRODUCTS
   SEGMENT              14,445   26,278   32,909              73,632
                      -----------------------------------------------
    TOTAL             $342,983 $341,020 $385,090          $1,069,093
                      ===============================================

% SALES GROWTH
  INDUSTRIAL SEGMENT        33%      36%      36%                 35%
  ELECTRICAL SEGMENT        16%      17%      17%                 16%
  ACTUATION SYSTEMS
   SEGMENT                  19%      11%       2%                 10%
  ENGINEERED PRODUCTS
   SEGMENT                   4%      92%     120%                 73%
    TOTAL                   21%      24%      22%                 22%

OPERATING PROFIT
  INDUSTRIAL SEGMENT   $28,680  $23,988  $33,004             $85,672
  ELECTRICAL SEGMENT     9,357    9,535   10,341              29,233
  ACTUATION SYSTEMS
   SEGMENT               8,614    7,954   10,994              27,562
  ENGINEERED PRODUCTS
   SEGMENT               1,931    3,303    4,324               9,558
  CORPORATE / GENERAL   (4,944)  (4,105)  (5,756)            (14,805)
                      -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $43,638  $40,675  $52,907            $137,220
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                 (109)  (3,776)    (434)             (4,319)
                      -----------------------------------------------
    TOTAL              $43,529  $36,899  $52,473            $132,901
                      ===============================================

OPERATING PROFIT %
  INDUSTRIAL SEGMENT      28.4%    25.7%    29.3%               27.9%
  ELECTRICAL SEGMENT       7.7%     7.7%     8.1%                7.8%
  ACTUATION SYSTEMS
   SEGMENT                 8.2%     8.1%     9.8%                8.7%
  ENGINEERED PRODUCTS
   SEGMENT                13.4%    12.6%    13.1%               13.0%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE               12.7%    11.9%    13.7%               12.8%

EBITDA
  INDUSTRIAL SEGMENT   $31,022  $26,205  $35,428             $92,655
  ELECTRICAL SEGMENT    11,543   11,404   12,355              35,302
  ACTUATION SYSTEMS
   SEGMENT              11,339   10,928   14,179              36,446
  ENGINEERED PRODUCTS
   SEGMENT               2,238    4,256    5,273              11,767
  CORPORATE / GENERAL   (4,844)  (4,028)  (5,823)            (14,695)
                      -----------------------------------------------
    TOTAL - EXCLUDING
     RESTRUCTURING
     CHARGE            $51,298  $48,765  $61,412            $161,475
  EUROPEAN ELECTRICAL
   RESTRUCTURING
   CHARGE                 (109)  (3,776)    (434)             (4,319)
                      -----------------------------------------------
    TOTAL              $51,189  $44,989  $60,978            $157,156
                      ===============================================

EBITDA %
  INDUSTRIAL SEGMENT      30.8%    28.0%    31.4%               30.2%
  ELECTRICAL SEGMENT       9.5%     9.2%     9.7%                9.5%
  ACTUATION SYSTEMS
   SEGMENT                10.7%    11.2%    12.7%               11.6%
  ENGINEERED PRODUCTS
   SEGMENT                15.5%    16.2%    16.0%               16.0%
    TOTAL (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE               15.0%    14.3%    15.9%               15.1%


ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
  (Dollars in thousands, except for per share amounts)


                                        FISCAL 2006
                      -----------------------------------------------
                         Q1       Q2       Q3       Q4       TOTAL
                      -----------------------------------------------

NET EARNINGS
 EXCLUDING
 RESTRUCTURING CHARGE
 AND TAX ADJUSTMENTS
  (1)
  NET EARNINGS (GAAP
   MEASURE)            $21,268  $19,298  $26,787  $25,235    $92,588
    RESTRUCTURING
     CHARGES, NET OF
     TAX BENEFIT             -        -        -    4,499      4,499
    TAX ADJUSTMENTS          -        -   (2,597)  (5,374)    (7,971)
                      -----------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)            $21,268  $19,298  $24,190  $24,360    $89,116
                      ===============================================

DILUTED EARNINGS PER
 SHARE EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
  ADJUSTMENTS (1)
  NET EARNINGS (GAAP
   MEASURE)              $0.70    $0.63    $0.86    $0.82      $3.01
    RESTRUCTURING
     CHARGES, NET OF
     TAX BENEFIT             -        -        -     0.14       0.14
    TAX ADJUSTMENTS          -        -    (0.08)   (0.17)     (0.25)
                      -----------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)              $0.70    $0.63    $0.78    $0.79      $2.90
                      ===============================================

EBITDA (2)
  NET EARNINGS (GAAP
   MEASURE)            $21,268   19,298   26,787   25,235    $92,588
    FINANCING COSTS,
     NET                 6,067    6,084    6,786    7,209     26,146
    INCOME TAX
     EXPENSE            10,220    9,159    8,636    5,371     33,386
    DEPRECIATION &
     AMORTIZATION        6,521    6,721    6,680    7,851     27,773
    MINORITY
     INTEREST, NET OF
     INCOME TAX            (42)     (12)     (27)     (44)      (125)
                      -----------------------------------------------
    EBITDA (NON-GAAP
     MEASURE)          $44,034  $41,250  $48,862  $45,622   $179,768
    EUROPEAN
     ELECTRICAL
     RESTRUCTURING
     CHARGE                  -        -        -    4,910      4,910
                      -----------------------------------------------
    EBITDA (NON-GAAP
     MEASURE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE            $44,034  $41,250  $48,862  $50,532   $184,678
                      ===============================================

                                        FISCAL 2007
                      -----------------------------------------------
                         Q1       Q2       Q3       Q4       TOTAL
                      -----------------------------------------------

NET EARNINGS
 EXCLUDING
 RESTRUCTURING CHARGE
 AND TAX ADJUSTMENTS
  (1)
  NET EARNINGS (GAAP
   MEASURE)            $25,102  $18,919  $29,580             $73,601
    RESTRUCTURING
     CHARGES, NET OF
     TAX BENEFIT           109    2,926      434               3,469
    TAX ADJUSTMENTS          -        -        -                   -
                      -----------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)            $25,211  $21,845  $30,014             $77,070
                      ===============================================

DILUTED EARNINGS PER
 SHARE EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
  ADJUSTMENTS (1)
  NET EARNINGS (GAAP
   MEASURE)              $0.81    $0.62    $0.95               $2.38
    RESTRUCTURING
     CHARGES, NET OF
     TAX BENEFIT             -     0.09     0.01                0.10
    TAX ADJUSTMENTS          -        -        -                   -
                      -----------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)              $0.81    $0.71    $0.96               $2.48
                      ===============================================

EBITDA (2)
  NET EARNINGS (GAAP
   MEASURE)            $25,102  $18,919  $29,580             $73,601
    FINANCING COSTS,
     NET                 6,841    8,268    9,076              24,185
    INCOME TAX
     EXPENSE            11,379    8,956   13,146              33,481
    DEPRECIATION &
     AMORTIZATION        7,877    8,844    9,165              25,886
    MINORITY
     INTEREST, NET OF
     INCOME TAX            (10)       2       11                   3
                      -----------------------------------------------
    EBITDA (NON-GAAP
     MEASURE)          $51,189  $44,989  $60,978            $157,156
    EUROPEAN
     ELECTRICAL
     RESTRUCTURING
     CHARGE                109    3,776      434               4,319
                      -----------------------------------------------
    EBITDA (NON-GAAP
     MEASURE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE            $51,298  $48,765  $61,412            $161,475
                      ===============================================


(1) Net earnings and diluted earnings per share excluding restructuring charges and income tax adjustments represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.

(2) EBITDA represents net earnings before financing costs,net, income tax expense, depreciation & amortization and minority interest. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.


    CONTACT: Actuant Corporation
             Karen Bauer
             Director, Investor Relations
             262-373-7462